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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             RF MICRO DEVICES, INC.
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             (Exact name of registrant as specified in its charter)


               North Carolina                                   56-1733461
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(State of incorporation or organization)                     (I.R.S. Employer
                                                            Identification No.)


7625 Thorndike Road, Greensboro, North Carolina                27409-9421
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   (Address of principal executive offices)                    (Zip Code)




        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


                                      None


         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


                           Common Stock, No Par Value
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                                (Title of class)



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Item 1.  Description of Registrant's Securities to be Registered.

         The information required by Item 1 is incorporated herein by reference to the cover page of the Prospectus (the "Prospectus") included in the Registrant's Registration Statement on Form S-1 initially filed with the Commission on February 28, 1997, as amended (File No. 333-22625) (the "Registration Statement"), and the information contained under the heading "Description of Capital Stock" in the Prospectus.

Item 2.  Exhibits.

         The following exhibits are filed as a part of this registration statement:

         3.1*     Articles of Incorporation of RF Micro Devices, Inc.

         3.2*     Bylaws of RF Micro Devices, Inc.

         4.1*     Specimen Certificate of Common Stock

         4.2* Warrant, dated August 7, 1995, for the purchase of up to 54,546 shares of Common Stock

         4.3* Warrant, dated November 10, 1995, for the purchase of up to 12,400 shares of Common Stock

         4.4*     Subordinated Convertible Promissory Note, dated June 6, 1996

         4.5* Warrant, dated June 6, 1996, for the purchase of up to 1,111,111 shares of Common Stock

         4.6* Warrant, dated June 6, 1996, for the purchase of up to 1,000,000 shares of Common Stock

         4.7* Warrant, dated February 25, 1997, for the purchase of up to 41,322 shares of Common Stock

* Incorporated by reference to the exhibits of the same number to the Registration Statement.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: May 2, 1997
                                RF MICRO DEVICES, INC.


                                By: /s/ William A. Priddy, Jr.
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                                    William A. Priddy, Jr.
                                    Vice President of Finance and Treasurer